PURCHASE & ASSIGNMENT AGREEMENT

THIS AGREEMENT is by and between Fairfax Group, Inc., a Nevada corporation as Buyer, and Fred Keller, Trustee, an Seller, of certain Judgments more fully described in "Exhibit A" attached hereto.

1. Assets Purchased. Buyer will purchase from Seller a number of judgments as detailed in "Exhibit A" of this agreement. The
Seller agrees to notify the Buyer of any material change, sale, or other events effecting said judgments prior to final consummation of this transaction.

2. Purchase Price. It in agreed that the Buyer will pay to the Seller for the assets purchased $100,000.00 (One Hundred Thousand dollars). Said payment will be in the form of shares of common stock in the Buyer's corporation, Fairfax Group, Inc. The number of now shares to be issued to the Seller shall be 4,000,000 (Four Million) with a value of $.025 each.

3. The Seller agrees to provide any supporting documentation he may have available, at the Buyers request, which may assist in the collection of said judgments.

4. The Seller agrees to notify Buyer of any and all contacts or offers to settle which may be made by the debtors of said Judgments to the Seller,

5. Seller agrees to forward any and all payments which may be received for the purposes of reducing the balance of any of said judgments to the Buyer.

                             /s/Gregory A. Youngs
                             Gregory A. Youngs for
                             Fairfax Group, Inc.

Agreed & Accepted:

                            /s/Fred Keller, Trustee
                            Fred Keller, Trustee

                            September 1, 1995

                 ASSIGNMENT OF JUDGMENTS

FOR VALUE RECEIVED the undersigned (Assignor) hereby assigns, transfers and sets over unto Fairfax Group, Inc., a Nevada corporation (the Assignee), all right, title and interest in those certain judgments described in "Exhibit A" attached hereto bearing the dates and in the principal amounts not forth in said Exhibit.

THIS assignment in made for the benefit of the Assignee, its legal representatives, successors and assigns, and is made without representation or warranty except that Assignor represents that Assignor owns said judgments, and has not heretofore assigned, transferred or hypothecated same.

Dated as of September 1, 1995

Assignor:

/s/Fred Keller, Trustee
FRED KELLER, TRUSTEE

                               FRED KELLER, TRUSTEE

Schedule of Outstanding Judgments and Accrued Interest            Schedule A
Circuit Court-355-2986


                                         Date of    Palm Beach Cty         Interest  Judgements      Total Cost    Judgements
NAME OF DEBTOR                           Judgmt     Recordation            Rate      Net of Adjust      thru       Net of Adjust
                                                                                                      12/31/98     Plus Interest
11 Chmielewski, Walter & Geraldine       04/24/83   MO-82-12599-C*         12.00%      3,853.40        7,259.17     11,112.57
10 Chmielewski, Walter & Geraldine       12/15/83   OR BOOK-5922 PG-1261   12.00%     46,445.70       83,907.66    130,353.36
46 Pelkey, William                       10/23/85   OR BOOK-4703 PG-568    12.00%      1,980.26        3,136.08      5,116.34
17 Cumbie, Philip                        06/30/86   OR BOOK-4941 PG-544    12.00%      5,000.00        7,507.40     12,507.40
53 Riggs, Benny                          11/10/86   OR BOOK-5148 PG-1446   12.00%      1,985.76        2,894.75      4,680.51
32 Harouche, Sam                         08/27/87   OR BOOK-5401 PG-0998   12.00%      1,639.75        2,234.01      3,873.76
70 Yeager, Jim                           10/07/87   OR BOOK-5445 PG-623    12.00%      2,006.56        2,706.71      4,713.27
15 Contogouris, Spyro                    01/12/88   OR BOOK-5543 PG-1992   12.00%     12,085.00       15,916.44     28,001.44
66 Weatherbee, Lynn                      01/26/88   OR BOOK-5574 PG-347    12.00%      2,496.13        3,276.02      5,772.15
65 Vasques, Victor                       04/01188   OR BOOK-5621 PG-1 011  12.00%     13,920.10       17,957.23     31,887.33
45 Oquendo, Roberto                      06/07188   OR BOOK-5695 PG 262    12.00%      1,955.10        2,480.46      4,435.56
26 Gerrard, Ed                           06/07/88   OR BOOK-5695 PG-260    12.00%      4,456.90        5,654.52     10,111.42
35 Jenner, Margaret                      09/14/98   OR BOOK-5807 PG- 1100  12.00%        682.28          843.41      1,525.69
12 Clark, Jerome                         12/20/88   88-13820-CF*           12.00%      1,500.00        1,806.41      3,306.41
61 Sutherland, Lincoln/Gale, Glenton     09/29/89   OR BOOK-6225 PG-994    12.00%      5,628.00        6,254.02     11,882.02
25 Fuchs, Don                            10/26/89   OR BOOK-6255 PG-1767   12.00%      2,737.00        3,017.15      5,754.15
37 Kencl, Claude                         11/08189   OR BOOK-6262 PG-1890   12.00%      3,276.00        3,597.32      6,873.32
34 Horner, Rosemarie                     02/25/90   OR BOOK-6376 PG-50     12.00%      1,051.44        1,116.89      2,168.33
64 Triviis, Demosthenes                  02/27/90   OR BOOK-6785 PG-368    12.00%        992.29        1,053.40      2,045.69
7  Butler, Kevin and McVeigh, James      03/29/90   OR BOOK-6411 PG-1673   12.00%      2,210.75        2,325.10      4,535.85
42 Mattioli, Thomas                      04/12/90   OR BOOK-6831 PG-399    12.00%      1,493.70        1,564.09      3,057.79
36 Kattoura, Michael                     04/17/90   OR BOOK-6426 PG-ID05   12.00%      6,145.73        6,425.23     12,570.96
49 Philleson, Phillip                    04/30/90   OR BOOK-6831 PG 396    12.00%      5,044.89        5,252.77     10,297.66
55 Rocmora, Hubert                       05/23/90   OR BOOK-6492 PG-1092   12.00%     10,713.50       11,073.94     21,787.44
62 SvAtzer, Charles                      07/17/90   OR BOOK-6539 PG-487    12.00%      4,686.87        4,759.81      9,446.68
63 Trauger, Edward D,                    07/23/90   OR BOOK-6539 PG-494    12.00%      6,831.04        6,923.87     13,754.91
24 Franco, Joseph                        08/16/90   OR BOOK-6556 PG-1466   12.00%      3,028.60        3,045.86      6,074,46


                               FRED KELLER, TRUSTEE

Schedule of Outstanding Judgments and Accrued Interest            Schedule A
Circuit Court-355-2986


                                         Date of    Palm Beach Cty         Interest  Judgements      Total Cost    Judgements
NAME OF DEBTOR                           Judgmt     Recordation            Rate      Net of Adjust      thru       Net of Adjust
                                                                                                      12/31/98     Plus Interest
27 Gonyeau, Bill/Gonyeau, Dolores        08/28/90   OR BOOK-6568 PG-436    12.00%     3,293.74         3,299.52      6,593.26
39 Ladson, Dennis                        09/19/90   OR BOOK-6595 PG-I 151  12.00%     1,707.54         1,698,18      3,405.72
60 Stevens, Thomas                       09/2l/90   OR BOOK-6602 PG-I 106  12.00%       914.45           908.84      1,823.29
23 Finoccharo, David                     10/04/90   OR BOOK-6607 PG-1035   12.00%     1,215.84         1,203.18      2,419.02
50 Price, Mitchell/Price, Edwm           10/16/90   CL-90-8463-AF*         12.00%    14,777.77        14,565.62     29,343.39
21 Exaus, Roger                          11/30/90   MS-90-16175-RJ*        12.00%       256.00           248.54        504.54
20 Dunn, Lois                            12/06/90   OR BOOK-6675 PG-1654   12.00%       857.25           830.57      1,687.82
28 Gonyeau, Bill/Gonyeau, Dolores        12/07/90   OR BOOK-6675 PG-1653   12.00%       400.00           387.42        787.42
71 Young, Barrington                     01/29191   OR BOOK-6730 PG-1 82   12.00%     5,O0O.00         4,755.62      9,755.62
48 Philleson, Phillip                    04/12191   OR BOOK-6831 PG 397    12.00%     3,707.62         3,437.42      7,145.04
41 Matboh, Thomas                        04/15/91   OR BOOK-6791 PG-336    12.00%     1,567.50         1,451,72      3,019.22
58 Sriedinski, Andrizej                  08/06/91   OR BOOK-6942 PG-183    12.00%     3,090.93         2,747.79      5,838.72
47 Philleson, Phillip                    09/04/91   OR BOOK-6950 PG 1589   12.00%    10,028.04         8,819.18     18,847.22
9  Chapman, Allen                        09/12/91   OR BOOK-6954 PG 190    12.00%    22,503.22        19,731.32     42,234.54
8  Castro, Gilbert                       09/23/91   OR BOOK-7010 PG-1456   12.00%     2,200.00         1,921.05      4,121.05
67 Willis, Grady A.                      11/08/91   OR BOOK-7052 PG-986    12.00%    25,443.80        21,832.87     47,276.67
18 Danny's Kitchen Cabinets, Inc.,
   Jose Cardenas, Reg, Age               01/22/92   OR BOOK-7139 PG-420    12.00%   144,438.50       120,378.61    264,817,11
51 Richard R & Ivette S. Blazquez        01/23/92   OR BOOK-7096 PG896     12.00%    22,879.58        19,060.88     41,940.46
29 Hahn, Clem & Malacuski, Anthony       03/16/92   OR BOOK-7226 PG-1850   12.00%     1,243.50         1,014.29      2,257.79
52 Rifenberg, Ron                        05/14/92   BOOK-7274 PG-811&812   12.00%     7,720.80         6,147.87     13,868,67
1  Adams, Trell                          06/29/92   OR BOOK-7320 PG-1499   12.00%    15,767.02        12,316.42     28,083.44
6  Brinkley, Jr., Allen(Alan)            07/16/92   OR BOOK-7322 PG-1703   12.00%   103,993.21        80,583.34    184,486.55
30 Haley, David                          08/13/92   OR BOOK-7358 PG-1160   12.00%    47,665.00        36,528.37     84,193.37
5  Brady A. David                        10/01/92   OR BOOK-8190 PG-779    12.00%    24,750.00        18,568.60     43,318.60
57 Singh, Roger                          01/20/93   OR BOOK-756OPG-279     12.00%    32,229.00        23,003.56     55,232.56
40 Lahti, Tracy                          07/30/93   MC-93-07026-RE         12.00%     5,089.49         3,313.05      8,402.54


                               FRED KELLER, TRUSTEE

Schedule of Outstanding Judgments and Accrued Interest            Schedule A
Circuit Court-355-2986


                                         Date of    Palm Beach Cty         Interest  Judgements      Total Cost    Judgements
NAME OF DEBTOR                           Judgmt     Recordation            Rate      Net of Adjust      thru       Net of Adjust
                                                                                                      12/31/98     Plus Interest

3  Aragco, Inc.& William Greenfield      05/17/94   OR BOOK-8285 PG1353    12.00%     50,753.90        28,183.01     78,936.91
2  Anderson, Eston                       06/09/94   OR BOOK-8424 PG-407-40 12.00%        529.90           290.24        820.14
69 Woodard, Tony                         07/20/94   OR BOOK-8424 PG-406    12.00%      2,855.09         1,525.32      4,380.41
16 Cote, Deborah                         02/15/95   OR BOOK-8628 PG1074     8.00%      8,312.00         2,577.86      2,889.86
59 Stevens, Duke & Mary                  05/18/95   OR BOOK-8975 PG-453     8.00%    227,847.54        66,069.54    293,917.08
                                                                                     ==========       ==========  ============
                 Number of judgments:    58                                          946,794.98       721,399.52  1,668,194.50





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